CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Series Trust II of our reports dated February 22, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 24, 2024

Appendix A

Fund Name

CTIVP® - Westfield Select Large Cap Growth Fund (Formerly CTIVP® - Morgan Stanley Advantage Fund)

CTIVP® - American Century Diversified Bond Fund

CTIVP® - TCW Core Plus Bond Fund

CTIVP® - Westfield Mid Cap Growth Fund

CTIVP® - CenterSquare Real Estate Fund

CTIVP® - T. Rowe Price Large Cap Value Fund

CTIVP® - MFS® Value Fund

CTIVP® - Principal Blue Chip Growth Fund

Columbia Variable Portfolio - Government Money Market Fund

Columbia Variable Portfolio - Overseas Core Fund

Columbia Variable Portfolio - High Yield Bond Fund

Columbia Variable Portfolio - Large Cap Growth Fund

Columbia Variable Portfolio - Dividend Opportunity Fund

Columbia Variable Portfolio - U.S. Government Mortgage Fund

Columbia Variable Portfolio - Large Cap Index Fund

Columbia Variable Portfolio - Emerging Markets Fund

Columbia Variable Portfolio - Select Mid Cap Growth Fund

Columbia Variable Portfolio - Select Large Cap Value Fund

Columbia Variable Portfolio - Income Opportunities Fund

CTIVP® - BlackRock Global Inflation-Protected Securities Fund

Columbia Variable Portfolio - Core Equity Fund

Columbia Variable Portfolio - Select Mid Cap Value Fund

Columbia Variable Portfolio - Seligman Global Technology Fund

Columbia Variable Portfolio - Limited Duration Credit Fund

Columbia Variable Portfolio - Emerging Markets Bond Fund

Columbia Variable Portfolio - Commodity Strategy Fund*

Variable Portfolio - Partners Small Cap Growth Fund

Columbia Variable Portfolio - Disciplined Core Fund

Columbia Variable Portfolio - Balanced Fund

Columbia Variable Portfolio - Global Strategic Income Fund

Columbia Variable Portfolio - Select Small Cap Value Fund

Variable Portfolio - Partners Small Cap Value Fund

CTIVP® - Victory Sycamore Established Value Fund

Variable Portfolio - Partners Core Bond Fund

Variable Portfolio - Partners International Value Fund

Variable Portfolio - Partners International Core Equity Fund

Variable Portfolio - Partners International Growth Fund

Variable Portfolio - Aggressive Portfolio

Variable Portfolio - Moderately Aggressive Portfolio

Variable Portfolio - Moderate Portfolio

Variable Portfolio - Moderately Conservative Portfolio

Variable Portfolio - Conservative Portfolio

Columbia Variable Portfolio - Intermediate Bond Fund

Variable Portfolio - Partners Core Equity Fund

Columbia Variable Portfolio - Select Large Cap Equity Fund

Variable Portfolio - Managed Volatility Moderate Growth Fund

*	Consolidated financial statements